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                                                                    EXHIBIT 23.2



CONSENT OF KELLY & CO., INDEPENDENT AUDITORS



          We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the ProSoft Development, Inc. 1996 Stock Option Plan and Pro-Soft Development Corp. 1996 Stock Option Plan, of our report, dated March 8, 1996, on the financial statements of Professional Development Institute (a sole proprietorship) appearing in the Registration Statement on Form S-1 (File No. 333-11247) of Prosoft I-Net Solutions, Inc. for the period February 1, 1995 to December 31, 1995.



                                    KELLY & CO.



Newport Beach, California
January 7, 1997